UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2012

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 31, 2012, Harsco Corporation issued a Press Release announcing its earnings for the second quarter of 2012. Among other things, the Press Release reports:

  Diluted earnings per share from continuing operations of $0.16 for the second quarter of 2012 as compared with $0.47 for the second quarter of 2011;
  income from continuing operations of $13.6 million for the second quarter of 2012 as compared with $39.2 million for the second quarter of 2011;
  diluted (loss) earnings per share from continuing operations of ($0.20) for the first six months of 2012 as compared with $0.62 for the first six months of 2011;
  (loss) income from continuing operations of ($15.6) million for the first six months of 2012 as compared with $52.8 million for the first six months of 2011;
  operating loss of ($24.3) million and ($5.1) million by the Harsco Infrastructure Segment for the second quarter of 2012 and second quarter of 2011, respectively;
  operating margin of 8.5% for the Harsco Metals & Minerals Segment for the second quarter of 2012;
  operating income of $22.5 million and operating margin of 28.9% by the Harsco Rail Segment for the second quarter of 2011;
  effective tax rate of 43.7% for the second quarter of 2012; and
  effective tax rate of 1,617.3% for the six months ended of 2012.

A copy of the Press Release is attached hereto as Exhibit 99.1. This information is being furnished in this report and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press Release dated July 31, 2012

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: July 31, 2012	By:	/s/ STEPHEN J. SCHNOOR Stephen J. Schnoor Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index
99.1	Press release dated July 31, 2012